Citigroup Global Markets Holdings Inc.	March 24, 2017 Medium-Term Senior Notes, Series N Pricing Supplement No. 2017—USNCH0456 Filed pursuant to Rule 424(b)(2) Registration Statement Nos. 333-214120 and 333-214120-03

Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

Overview

▪	Variable coupon. Contingent interest will accrue on the securities during each monthly accrual period at a rate equal to the contingent rate specified below, but only for each elapsed day during that accrual period on which the accrual condition is satisfied. The accrual condition will be satisfied on an elapsed day only if 3-month U.S. Dollar LIBOR is within the underlying rate range specified below and the closing levels of both the S&P 500® Index and the Russell 2000® Index on that day are greater than or equal to their respective index accrual barrier levels (specified below). Accordingly, the accrual of interest will be contingent on three different variables: (i) 3-month U.S. Dollar LIBOR; (ii) the level of the S&P 500® Index; and (iii) the level of the Russell 2000® Index. The amount of interest payable on the securities may be adversely affected by adverse movements in any one of these variables, regardless of the performance of the others. It is possible that the securities will pay low or no interest for extended periods of time or even throughout the entire term.
▪	Call right. We have the right to call the securities for mandatory redemption on any coupon payment date beginning one year after the issue date.
▪	Contingent repayment of principal at maturity. If we do not redeem the securities prior to maturity, your payment at maturity (excluding the final interest payment, if any) will depend on the closing level of the worst performing underlying index on the final valuation date. If the closing level of the worst performing underlying index is greater than or equal to its final barrier level specified below, you will be repaid the stated principal amount of your securities at maturity. However, if the closing level of the worst performing underlying index on the final valuation date is less than its final barrier level, you will lose 1% of the stated principal amount of your securities for every 1% by which the worst performing underlying index has depreciated from its initial index level. There is no minimum payment at maturity. If we do not redeem the securities prior to maturity, your payment at maturity will depend solely on the performance of whichever underlying index is the worst performing underlying index, and you may incur a significant loss at maturity if one underlying index performs poorly even if the other performs favorably.
▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.
KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Aggregate stated principal amount:	$5,000,000
Stated principal amount:	$1,000 per security
Underlying rate:	3-month U.S. Dollar LIBOR
Underlying indices:	S&P 500® Index and Russell 2000® Index
Pricing date:	March 24, 2017
Issue date:	April 3, 2017. See “Supplemental Plan of Distribution” in this pricing supplement.
Final valuation date:	March 26, 2026, subject to postponement if such date is not a scheduled trading day or if a market disruption event occurs on that date with respect to either underlying index
Maturity date:	Unless earlier redeemed, April 3, 2026
Payment at maturity:

Unless earlier redeemed, at maturity you will receive for each $1,000 stated principal amount of securities you hold (in addition to the final coupon payment, if any):

•       If the final index level of the worst performing underlying index is greater than its final barrier level: $1,000

•       If the final index level of the worst performing underlying index is less than or equal to its final barrier level:

$1,000 × the index performance factor of the worst performing underlying index

If the final index level of the worst performing underlying index is less than or equal to its final barrier level, your payment at maturity will be equal to or less than, and possibly significantly less than, $600.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.

Contingent rate:	8.55% per annum
Variable monthly coupon payment:	On each coupon payment date, the securities will pay a variable coupon at an annual rate equal to the variable coupon rate for that coupon payment date. The variable coupon rate for any coupon payment date will be determined as follows:
	contingent rate ×	number of accrual days during the related accrual period
number of elapsed days during the related accrual period

The variable monthly coupon payment per note will equal (i) $1,000 × the variable coupon rate per annum divided by (ii) 12.

If the number of accrual days in a given accrual period is less than the number of elapsed days in that accrual period, the applicable variable coupon rate for that accrual period will be less than the full contingent rate, and if there are no accrual days in a given accrual period, the applicable variable coupon rate will be 0%.

Worst performing underlying index:	The underlying index with the lowest index performance factor on the final valuation date.
Final index level:	For each underlying index, its closing level on the final valuation date
Index performance factor:	For each underlying index, its final index level divided by its initial index level.
Early redemption:	We have the right to redeem the securities, in whole and not in part, monthly on any coupon payment date on or after April 3, 2018 upon not less than five business days’ notice for an amount in cash equal to 100% of the stated principal amount of your securities plus the coupon payment due on the date of redemption, if any.
Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue Price(1)	Underwriting Fee(2)	Proceeds to Issuer
Per security:	$1,000.00	$12.50	$987.50
Total:	$5,000,000.00	$62,500.00	$4,937,500.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $969.50 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the following hyperlinks:

Product Supplement No. IE-05-04 dated October 14, 2016

Underlying Supplement No. 5 dated October 14, 2016    Prospectus Supplement and Prospectus each dated October 14, 2016

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

KEY TERMS (continued)
Coupon payment dates:	The 3rd day of each month, beginning on May 3, 2017, except that the final coupon payment date will be the maturity date (or the earlier date on which we redeem the securities, if applicable)
Accrual period:	For each coupon payment date, the period from and including the immediately preceding coupon payment date (or the issue date in the case of the first coupon payment date) to but excluding such coupon payment date
Accrual day:	An elapsed day on which the accrual condition is satisfied
Elapsed day:	Calendar day
Accrual condition:

The accrual condition will be satisfied on an elapsed day if, and only if, the underlying rate is within the underlying rate range on that elapsed day and the closing levels of both underlying indices are greater than or equal to their respective index accrual barrier levels on that elapsed day.

For purposes of determining whether the accrual condition is satisfied on any elapsed day, if the underlying rate or the closing level of either underlying index is not available for any reason on that day (including weekends and holidays), the underlying rate and/or the closing level of such underlying index, as applicable, will be assumed to be the same as on the immediately preceding elapsed day (subject to the discussion in the section “Description of the Securities—Terms Related to an Underlying Rate—Discontinuance of a U.S. Dollar LIBOR Rate” and in the section “Description of the Securities—Terms Related to the Underlying Index—Discontinuance or Material Modification of the Underlying Index” in the accompanying product supplement). In addition, for all elapsed days from and including the fourth-to-last day that is a scheduled trading day for each underlying index in an accrual period to and including the last elapsed day of that accrual period, the underlying rate and the closing levels of the underlying indices will not be observed and will be assumed to be the same as on the elapsed day immediately preceding such unobserved days.

Underlying rate range:	0.00% to 6.00%, inclusive
Initial index level:	For the S&P 500® Index: 2,343.98, the closing level of the S&P 500® Index on the pricing date For the Russell 2000® Index: 1,354.642, the closing level of the Russell 2000® Index on the pricing date
Final barrier level:	For the S&P 500® Index: 1,406.388, 60.00% of the initial index level of the S&P 500® Index For the Russell 2000® Index: 812.785, 60.00% of the initial index level of the Russell 2000® Index
Index accrual barrier level:	For the S&P 500® Index: 1,640.786, 70.00% of the initial index level of the S&P 500® Index For the Russell 2000® Index: 948.249, 70.00% of the initial index level of the Russell 2000® Index
CUSIP / ISIN:	17324CGR1 / US17324CGR16

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect the amount of any variable monthly coupon payment you receive and your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Terms Related to the Underlying Index—Discontinuance or Material Modification of the Underlying Index,” “Description of the Securities—Terms Related to the Underlying Index—Consequences of a Market Disruption Event; Postponement of the Final Valuation Date” and “Description of the Securities—Terms Related to an Underlying Rate,” and not in this pricing supplement. In addition, the accompanying underlying supplement contains important disclosures regarding the underlying indices that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Although the accompanying product supplement contemplates only a single underlying index, the securities are linked to two underlying indices. Each of the provisions in the accompanying product supplement referring to the underlying index shall apply separately to each of the underlying indices to which the securities are linked.

Postponement of the final valuation date. If the scheduled final valuation date is not a scheduled trading day for either underlying index or if a market disruption event occurs with respect to either underlying index on the scheduled final valuation date, the final valuation date will be subject to postponement as described in the accompanying product supplement in the section “Description of the Securities—Terms Related to the Underlying Index—Consequences of a Market Disruption Event; Postponement of the Final Valuation Date.” If the scheduled final valuation date is postponed, the closing level of each underlying index in respect of the final valuation date will be determined based on (i) for any underlying index for which the originally scheduled final valuation date is a scheduled trading day and as to which a market disruption event does not occur on the originally scheduled final valuation date, the closing level of such underlying index on the originally scheduled final valuation date and (ii) for any other underlying index, the closing level of such underlying index on the final valuation date as postponed (or, if earlier, the first scheduled trading day for such underlying index following the originally scheduled final valuation date on which a market disruption event did not occur with respect to such underlying index).

March 2017	PS-2

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

Hypothetical Examples

Variable Monthly Coupon Payments

The table below presents examples of hypothetical variable monthly coupon payments per security for different hypothetical numbers of accrual days in a particular accrual period. For illustrative purposes only, the table assumes an accrual period that contains 30 elapsed days. Your actual monthly coupon payments will depend on the actual number of elapsed days during the relevant accrual period and both the actual underlying rate and the actual closing levels of the underlying indices on each elapsed day. The applicable variable monthly coupon for each accrual period will be determined on a per annum basis but will apply only to that accrual period. The figures below have been rounded for ease of analysis.

Hypothetical Number of Accrual Days in Accrual Period*	Hypothetical Variable Coupon Rate (per Annum)**	Hypothetical Variable Monthly Coupon Payment per Security***
0	0.00%	$0.00
5	1.42%	$1.18
10	2.85%	$2.38
15	4.28%	$3.57
20	5.70%	$4.75
25	7.12%	$5.93
30	8.55%	$7.13
*	Hypothetical number of elapsed days in the accrual period on which the accrual condition is satisfied (i.e., on which the underlying rate is within the underlying rate range and the closing levels of both of the underlying indices are greater than or equal to their respective index accrual barrier levels).

**	Determined as follows: (i) contingent rate of 8.55% multiplied by (ii) (a) hypothetical number of accrual days divided by (b) 30

***	Determined as follows: (i) $1,000 multiplied by hypothetical variable coupon rate per annum divided by (ii) 12

Payment at Maturity

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial index level to the final index level of the worst performing underlying index (excluding the final coupon payment, if any, and assuming we do not redeem the securities prior to maturity).

Callable Barrier Range Accrual Securities Payment at Maturity Diagram

March 2017	PS-3

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

Your actual payment at maturity per security, excluding the final coupon payment, if any, will depend on the actual final index level of the worst performing underlying index. The examples below are intended to illustrate how your payment at maturity will depend on whether the final index level of the worst performing underlying index is greater than or less than its final barrier level and, if less, by how much. The examples are based on the hypothetical final index levels specified below. The figures below have been rounded for ease of analysis.

Example 1—Par Scenario A.

Underlying Index	Initial Index Level	Final Barrier Level	Hypothetical Final Index Level	Hypothetical Index Performance Factor
S&P 500® Index	2,343.98	1,406.388	3,515.97	1.50
Russell 2000® Index	1,354.642	812.785	1,490.106	1.10

In this example, the Russell 2000® Index is the worst performing underlying index. Its hypothetical final index level is 1,490.106 (a 10% increase from its initial index level), which is greater than its final barrier level.

Payment at maturity per security = $1,000 (excluding the final coupon payment, if any)

Because the final index level of the worst performing underlying index is greater than its final barrier level, you would be repaid the stated principal amount of your securities in this example. Even though both underlying indices have appreciated from their respective initial index levels in this example, you would not participate in the appreciation of either underlying index.

Example 2—Par Scenario B.

Underlying Index	Initial Index Level	Final Barrier Level	Hypothetical Final Index Level	Hypothetical Index Performance Factor
S&P 500® Index	2,343.98	1,406.388	2,109.58	0.90
Russell 2000® Index	1,354.642	812.785	1,625.570	1.20

In this example, the S&P 500® Index is the worst performing underlying index. Its hypothetical final index level is 2,109.58 (a 10% decrease from its initial index level), which is less than its initial index level but greater than its final barrier level.

Payment at maturity per security = $1,000 (excluding the final coupon payment, if any)

Because the worst performing underlying index did not depreciate from its initial index level to its hypothetical final index level by 40.00% or more (that is, it did not depreciate to or below its final barrier level), your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security (excluding the final coupon payment, if any).

Example 3—Downside Scenario.

Underlying Index	Initial Index Level	Final Barrier Level	Hypothetical Final Index Level	Hypothetical Index Performance Factor
S&P 500® Index	2,343.98	1,406.388	1,640.79	0.70
Russell 2000® Index	1,354.642	812.785	406.393	0.30

In this example, the Russell 2000® Index is the worst performing underlying index. Its hypothetical final index level is 406.393 (an approximately 70.00% decrease from its initial index level), which is less than its final barrier level. As a result, your payment at maturity would be calculated as follows:

Payment at maturity per security = $1,000 × the index performance factor of the worst performing underlying index

= $1,000 × 0.30

= $300.00

Because the worst performing underlying index depreciated from its initial index level to its hypothetical final index level by more than 40.00% (that is, it depreciated below its final barrier level), your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the worst performing underlying index from its initial index level to its final index level.

March 2017	PS-4

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the underlying rate and each of the underlying indices. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page IE-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the worst performing underlying index. If we do not redeem the securities, you may receive significantly less than the stated principal amount of the securities at maturity, but in no circumstance will you receive more than the stated principal amount of the securities (excluding the final coupon payment, if any). If the final index level of the worst performing underlying index is less than or equal to its final barrier level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final index level of the worst performing underlying index is less than its initial index level. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The return on the securities will be limited. The return on the securities will be limited to the sum of your coupon payments, even if the closing level of either underlying index greatly exceeds its initial index level at one or more times during the term of the securities. The maximum possible return on the securities is the contingent rate per annum, which would be achieved only if (i) the closing level of each underlying index is greater than or equal to its index accrual barrier level and (ii) the underlying rate is within the underlying rate range on each elapsed day during the term of the securities, and (iii) the final index level of the worst performing underlying index is greater than its final barrier level. Although you will bear the downside risk relating to the worst performing underlying index if the worst performing underlying index depreciates by 40.00% or more from its initial index level to its final index level, you will not receive the dividend yield on, or share in any appreciation of, either underlying index over the term of the securities.

▪	The barrier feature of the securities exposes you to particular risks. If the final index level of the worst performing underlying index is less than or equal to its final barrier level, you will not be repaid the stated principal amount of your securities at maturity and instead will lose 1% of the stated principal amount of the securities for every 1% by which the final index level of the worst performing underlying index is less than its initial index level. Therefore, the securities offer no protection at all if the worst performing underlying index depreciates by 40.00% or more from its initial index level to its final index level. As a result, you may lose your entire investment in the securities.

▪	The securities offer a variable coupon rate, and you may not receive any coupon payment on one or more coupon payment dates. On a given coupon payment date, the variable coupon payment you receive will depend on the percentage of elapsed days during the preceding accrual period on which the accrual condition was satisfied. The accrual condition will be satisfied on a given elapsed day only if the underlying rate is within the underlying rate range and the closing levels of both underlying indices on that elapsed day are greater than or equal to their respective index accrual barrier levels. If, on any elapsed day during an accrual period, the accrual condition is not satisfied, the applicable variable coupon payment will be paid at a rate that is less, and possibly significantly less, than the full contingent rate. If, on each elapsed day during an accrual period, the accrual condition is not satisfied, no variable coupon payment will be made on the related coupon payment date. Accordingly, there can be no assurance that you will receive a variable coupon payment on any coupon payment date or that any variable coupon payment you do receive will be calculated at the full contingent rate. Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the coupon payments are variable and may be zero.

▪	The higher potential yield offered by the securities is associated with greater risk than conventional debt securities. The securities offer variable coupon payments with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity. You should understand that, in exchange for this potentially higher yield, you will be exposed to significantly greater risks than investors in our conventional debt securities (guaranteed by Citigroup Inc.). These risks include the risk that the variable coupon payments you receive, if any, will result in a yield on the securities that is lower, and perhaps significantly lower, than the yield on our conventional debt securities of the same maturity that are guaranteed by Citigroup Inc., and the risk that you may receive less, and potentially significantly less, than the stated principal amount of your securities at maturity. The volatility of the underlying rate and each of the underlying indices, and the correlation between the underlying indices and between the underlying rate and each underlying index, are important factors affecting this risk. Greater expected volatility and/or lower expected correlation of the underlying rate and/or the underlying indices as of the pricing date may contribute to the higher yield potential, but would also represent a greater expected likelihood as of the

March 2017	PS-5

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

pricing date that you will receive low or no coupon payments on the securities and that you would incur a significant loss on the securities at maturity.

▪	You may not be adequately compensated for assuming the downside risks of the underlying indices. The variable monthly coupon payments you receive on the securities, if any, are the compensation you receive for assuming the downside risks of the underlying indices, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon payments are variable and any variable coupon payment you receive may be calculated at a rate that is lower (perhaps significantly) than the full contingent rate and that may be zero. Second, the variable monthly coupon payments are the compensation you receive not only for assuming the downside risks of the underlying indices, but also for all of the other risks of the securities, including interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the variable coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risks of the underlying indices.

▪	The securities are subject to risks associated with the underlying rate and each of the underlying indices, and may be negatively affected by adverse movements in any one of the underlying rate or either underlying index, regardless of the performance of the others. The amount of any variable coupon payments you receive will depend on the performance of the underlying rate and each of the underlying indices. It is impossible to predict whether the underlying rate and the underlying indices will rise or fall or what their relationship will be. The scenario in which the securities pay the greatest coupon is that in which the underlying rate remains consistently within the underlying rate range and the closing levels of both underlying indices remain consistently greater than or equal to their respective index accrual barrier levels. In all other scenarios—(i) where the underlying rate remains consistently outside the underlying rate range, regardless of the levels of the underlying indices; or (ii) where the closing level of either underlying index remains consistently less than its index accrual barrier level, regardless of the underlying rate or the level of the other underlying index—the securities will pay little or no coupon. Therefore, if the closing level of either one of the underlying indices is less than its respective index accrual barrier level, the accrual condition will not be satisfied, and no interest will accrue on the securities, even if the closing level of the other underlying index is significantly greater than its index accrual barrier level and the underlying rate is within the underlying rate range. Furthermore, if the underlying rate is outside of the underlying rate range, the accrual condition will not be satisfied, and no interest will accrue on the securities, even if the closing levels of both underlying indices are significantly greater than their index accrual barrier levels. Finally, if the final index level of one underlying index is less than or equal to its final barrier level, you will incur a significant loss at maturity, even if the final index level of the other underlying index is greater than its final barrier level.

▪	The accrual condition and the payment at maturity depend on the performance of the worst performing underlying index, and you are therefore exposed to greater risks of receiving no variable coupon payments during the term of the securities, and to a greater risk of loss at maturity, than if the securities were linked to just one underlying index. The risk that you will receive no variable coupon payment on one or more coupon payment dates during the term of the securities, and the risk that you will incur a significant loss at maturity, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With two underlying indices, it is more likely that either underlying index will close below its respective index accrual barrier level on any day during an accrual period, or at or below its final barrier level on the final valuation date, than if the securities were linked to only one underlying index.

▪	The securities may be called for mandatory redemption at our option after the first year of their term, which limits your ability to receive variable coupon payments if the underlying rate and underlying indices perform favorably. In determining whether to redeem the securities, we will consider various factors, including then current market interest rates and our expectations about payments we will be required to make on the securities in the future. If we call the securities for mandatory redemption, we will do so at a time that is advantageous to us and without regard to your interests. We are more likely to redeem the securities at a time when the underlying rate and underlying indices are performing favorably from your perspective and when we expect them to continue to do so. Therefore, although the securities offer variable coupon payments with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity, if the securities are paying that higher yield and we expect them to continue to do so, it is more likely that we would redeem the securities. Accordingly, the redemption feature of the securities is likely to limit the benefits you receive from the variable coupon payments. If we exercise our redemption right prior to maturity, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. Alternatively, if the underlying rate and/or either underlying index is performing unfavorably from your perspective or when we expect it to do so in the future, we are less likely to call the securities, so that you may continue to hold securities paying below-market or no interest for an extended period of time.

▪	The securities offer downside exposure, but no upside exposure, to either underlying index. You will not participate in any appreciation in the level of either underlying index over the term of the securities. Consequently, your return on the securities will be limited to the variable monthly coupon payments you receive, if any, and may be significantly less than the return on either underlying index over the term of the securities.

▪	The closing levels of the underlying indices will not be observed on certain days and will be assumed to be the same as on earlier days, which will cause certain days to have a greater weight in determining the variable coupon rate. With respect to an elapsed day on which the closing level of either underlying index is not available, the closing level of that underlying index for that day will be deemed to be the closing level of that underlying index for the immediately preceding elapsed day on

March 2017	PS-6

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

which the closing level of that underlying index is available. In addition, for all elapsed days from and including the fourth-to-last day that is a scheduled trading day for each underlying index in an accrual period to and including the last elapsed day of that accrual period, the closing levels of the underlying indices will not be observed and will be assumed to be the same as on the elapsed day immediately preceding such unobserved days. The relative weighting of the applicable preceding elapsed day will be magnified for purposes of determining whether such elapsed day qualifies as an accrual day. Under these circumstances, if the applicable preceding elapsed day is not an accrual day, each successive day on which the closing level of that underlying index is not observed will also not qualify as an accrual day. As a result, to the extent that such preceding elapsed day is not an accrual day, such preceding elapsed day will have a greater weight in determining the number of accrual days during an accrual period. This could adversely affect the amount of any variable coupon payment.

▪	Your payment at maturity depends on the closing level of the worst performing underlying index on a single day. Because your payment at maturity depends on the closing level of the worst performing underlying index solely on the final valuation date, you are subject to the risk that the closing level of the worst performing underlying index on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the worst performing underlying index that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing levels of the worst performing underlying index, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The securities may be riskier than securities with a shorter term. The securities have a nine-year term, subject to our right to call the securities for mandatory redemption after the first year of the term of the securities. By purchasing securities with a longer term, you are more exposed to fluctuations in market interest rates and equity markets than if you purchased securities with a shorter term. Specifically, you will be negatively affected if the underlying rate falls outside the underlying rate range or if the closing levels of the underlying indices fall below their respective index accrual barrier levels. If either (i) the underlying rate is outside the underlying rate range or (ii) the closing level of either underlying index is less than its respective index accrual barrier level on each day during an entire accrual period, you will be holding a long-dated security that does not pay any coupon.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlying indices and the underlying rate, the correlation among the underlying indices and the underlying rate, dividend yields on the stocks that constitute the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

March 2017	PS-7

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and the underlying rate and a number of other factors, including the dividend yields on the stocks that constitute the underlying indices, interest rates generally, the positive or negative correlation among the underlying rate and the underlying indices, the time remaining to maturity of the securities and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the levels of the underlying rate and/or the underlying indices may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Our offering of the securities is not a recommendation of the underlying rate or the underlying indices. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying rate and the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the underlying rate or the underlying indices or the stocks that constitute the underlying indices, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying rate and the underlying indices. These and other activities of our affiliates may affect the underlying rate or the levels of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	Investing in the securities is not equivalent to investing in either underlying index or the stocks that constitute either underlying index. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying index.

▪	The underlying rate will be affected by a number of factors. The amount of your variable coupon payments will depend, in part, on the underlying rate. A number of factors can cause changes in the underlying rate, including, among other things: perceptions about future levels of the underlying rate, general economic conditions in the United States, prevailing market interest rates and the policies of the Federal Reserve Board regarding interest rates. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. For example, an increase by the Federal Reserve Board in the federal funds target rate has historically been associated with an increase in the underlying rate. However, you should also understand that the underlying rate is affected by factors other than the federal funds target rate, such that the underlying rate may increase outside of the underlying rate range, resulting in no coupon payments on the securities, even if the federal funds target rate remains at current low levels. Further, the above and other factors may also have a negative impact on the value of the securities generally.

March 2017	PS-8

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

▪	The securities are linked to the Russell 2000® Index and will be subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	The underlying rate and the manner in which it is calculated may change in the future. The method by which the underlying rate is calculated may change in the future, as a result of governmental actions, actions by the publisher of the underlying rate or otherwise. We cannot predict whether the method by which the underlying rate is calculated will change or what the impact of any such change might be. Any such change could affect the underlying rate in a way that has a significant adverse effect on the securities.

▪	The levels of the underlying indices or the value of the underlying rate may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the stocks that constitute the underlying indices and other financial instruments related to the underlying rate or the underlying indices or such stocks and may adjust such positions during the term of the securities. Our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying rate or the underlying indices or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the underlying rate and/or the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying indices, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of the underlying rate or either underlying index, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect any coupon payment you receive and/or your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Adjustments to either underlying index may affect the value of your securities. S&P Dow Jones Indices LLC, as publisher of the S&P 500® Index, or Russell Investment Group, as publisher of the Russell 2000® Index, may add, delete or substitute the stocks that constitute the respective underlying index or make other methodological changes that could affect the level of the respective underlying index. S&P Dow Jones Indices LLC or Russell Investment Group may discontinue or suspend calculation or publication of the respective underlying index at any time without regard to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. As described below under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss recognized by U.S. investors, possibly with retroactive effect.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of IRS regulations providing a general exemption for financial instruments issued in 2017 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion.

March 2017	PS-9

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

We will not be required to pay any additional amounts with respect to amounts withheld.

You should review carefully the section of this pricing supplement entitled “United States Federal Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Information About the Underlying Rate

3-month U.S. Dollar LIBOR is a daily reference rate fixed in U.S. dollars based on the interest rates at which banks borrow funds from each other for a term of three months, in marketable size, in the London interbank market.

For information about how 3-month U.S. Dollar LIBOR will be determined on each elapsed day, see “Description of the Securities—Terms Related to an Underlying Rate—Determining a U.S. Dollar LIBOR Rate” in the accompanying product supplement.

Historical Information

The underlying rate was 1.15128% on March 24, 2017. The graph below shows the underlying rate for each day it was available from January 3, 2012 to March 24, 2017. We obtained the values below from Bloomberg L.P., without independent verification. You should not take the historical performance of the underlying rate as an indication of future performance.

Historical 3-Month U.S. Dollar LIBOR January 3, 2012 to March 24, 2017

Information About the Underlying Indices

The S&P 500® Index

The S&P 500® Index consists of 500 common stocks selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement. Please refer to the sections “Risk Factors” and “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index, including certain risks that are associated with an investment linked to the S&P 500® Index.

March 2017	PS-10

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

Historical Information

The closing level of the S&P 500® Index on March 24, 2017 was 2,343.98.

The graph below shows the closing levels of the S&P 500® Index for each day such level was available from January 3, 2012 to March 24, 2017. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical closing levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index — Historical Closing Levels January 3, 2012 to March 24, 2017

*The red line indicates the final barrier level of 1,406.388, which is 60.00% of the closing level of the underlying index on March 24, 2017.

**The blue line indicates the index accrual barrier level of 1,640.786, which is 70.00% of the closing level of the underlying index on March 24, 2017.

The Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by Russell Investments, a subsidiary of Russell Investment Group. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—License Agreement” in the accompanying underlying supplement. Please refer to the sections “Risk Factors” and “Equity Index Descriptions—The Russell Indices— The Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index, including certain risks that are associated with an investment linked to the Russell 2000® Index.

Historical Information

The closing level of the Russell 2000® Index on March 24, 2017 was 1,354.642.

The graph below shows the closing levels of the Russell 2000® Index for each day such level was available from January 3, 2012 to March 24, 2017. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical closing levels of the Russell 2000® Index as an indication of future performance.

March 2017	PS-11

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

Russell 2000® Index — Historical Closing Levels January 3, 2012 to March 24, 2017

*The red line indicates the final barrier level of 812.785, which is 60.00% of the closing level of the underlying index on March 24, 2017.

**The blue line indicates the index accrual barrier level of 948.249, which is 70.00% of the closing level of the underlying index on March 24, 2017.

United States Federal Tax Considerations

Prospective investors should note that the discussion under the section called “United States Federal Tax Considerations” in the accompanying product supplement generally does not apply to the securities issued under this pricing supplement and is superseded by the following discussion. However, the discussion below is subject to the discussion in “United States Federal Tax Considerations—Assumption by Citigroup Inc.” in the accompanying product supplement, and you should read it in conjunction with that discussion.

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you are an initial holder of a security that purchases the security for cash at its stated principal amount, and holds the security as a capital asset within the meaning of Section 1221 of the Code.

This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding the securities as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a security;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	an entity classified as a partnership for U.S. federal income tax purposes;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”; or

•	a person subject to the alternative minimum tax.

March 2017	PS-12

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences of holding and disposing of the securities to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effect of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our tax counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our tax counsel has advised us that due to the lack of any controlling legal authority it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid forward contracts with associated coupon payments.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Coupon Payments. Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Securities. If a security is sold, exchanged or retired, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. For this purpose, the amount realized does not include any coupon paid at retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if you have held the securities for more than one year at the time of the sale, exchange or retirement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or retirement of the securities, could result in adverse tax consequences to you because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would generally be subject to Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, regardless of your tax accounting method, (i) in each year that you held the securities you would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, and (ii) any gain on the sale, exchange or retirement of the securities would be treated as ordinary income. You could also be subject to special reporting requirements if any loss on the securities exceeded certain thresholds. Even if the securities are treated for U.S. federal income tax purposes as prepaid forward contracts rather than debt instruments, the IRS could treat the timing and character of income with respect to coupon payments in a manner different from that described above.

Other possible U.S. federal income tax treatments of the securities are possible that could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether

March 2017	PS-13

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for the purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a beneficial owner during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities to you.

General. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty or are exempt from withholding because income on the securities is effectively connected with the conduct of a U.S. trade or business (as discussed below under “—Effectively Connected Income”). You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the issues presented by the notice.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt financial instruments issued in 2017 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our tax counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to an underlier, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

Effectively Connected Income. If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you will not be subject to the withholding tax on coupon payments described above under “—General” or to withholding under Section 871(m), if applicable, if you provide IRS Form W-8ECI (or appropriate successor form) to the applicable withholding agent. However, you generally will be subject to regular U.S. federal income tax with respect to income on the securities in the same manner as if you were a U.S. Holder, unless an applicable income tax treaty provides otherwise. If you are a Non-U.S. Holder to which this paragraph may apply, you should consult your tax adviser regarding other U.S. tax consequences of the ownership and disposition of the securities, including, if you are a corporation, the possible imposition of a 30% (or lower treaty rate) branch profits tax.

U.S. Federal Estate Tax. If you are an individual Non-U.S. Holder, or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the securities.

March 2017	PS-14

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

Information Reporting and Backup Withholding

Amounts paid on the securities, and payment of the proceeds of a taxable disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Although the application of these rules to the securities is not entirely clear because the U.S. federal income tax treatment of the securities is unclear, it would be prudent to assume that a withholding agent will treat the securities as subject to the withholding rules under FATCA. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. You should consult your tax adviser regarding the potential application of FATCA to the securities.

The preceding discussion, when read in conjunction with “United States Federal Tax Considerations—Assumption by Citigroup Inc.” in the accompanying product supplement, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $12.50 for each $1,000 security sold in this offering. Broker-dealers affiliated with CGMI, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a fixed selling concession, and financial advisers employed by such affiliated broker-dealers will receive a fixed selling concession, of $12.50 for each $1,000 security they sell. CGMI will pay the registered representatives of CGMI a fixed selling concession of $12.50 for each $1,000 security they sell directly to the public.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle three business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than three business days after the pricing date, investors who wish to sell the securities at any time prior to the third business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing levels of the underlying indices and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative

March 2017	PS-15

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

March 2017	PS-16

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Additional Terms of the Securities

The section “Description of Debt Securities—Covenants—Limitations on Mergers and Sales of Assets” in the accompanying prospectus shall be amended to read in its entirety as follows:

The indenture provides that neither Citigroup Global Markets Holdings nor Citigroup will merge or consolidate with another entity or sell other than for cash or lease all or substantially all its assets to another entity, except, in the case of Citigroup, if such lease or sale is to one or more of its Subsidiaries, unless:

•	either (1) the Citi entity is the continuing entity, or (2) the successor entity, if other than the Citi entity, is a U.S. corporation, partnership or trust and expressly assumes by supplemental indenture the obligations of the Citi entity evidenced by the securities issued pursuant to the indenture; and

•	immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Sections 5.05 and 16.05).

Other than the restrictions described above, the indenture does not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated October 14, 2016, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on October 14, 2016, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

March 2017	PS-17

Citigroup Global Markets Holdings Inc.
Callable Barrier Range Accrual Securities Linked to 3-Month U.S. Dollar LIBOR and the Worst Performing of the S&P 500® Index and the Russell 2000® Index Due April 3, 2026

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2017 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

March 2017	PS-18